       SCHEDULE 14A INFORMATION
       PROXY STATEMENT PURSUANT TO
     SECTION 14(a) OF
       THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant   [X]

     Filed by a Party other than the Registrant   [ ]

     Check the appropriate box:


     [ ] Preliminary Proxy Statement



     [X] Definitive Proxy Statement


     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to section
  240.14a-11(c) or section  240.14a-12

               PACIFIC CAPITAL FUNDS
             (NAME OF REGISTRANT AS SPECIFIED
      IN ITS CHARTER)

        -----------------------------------------
    (NAME OF PERSON(S) FILING PROXY
STATEMENT, IF OTHER THAN THE
 REGISTRANT)

Payment of Filing Fee (Check the
appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per
Exchange Act Rules 14a-6(i)(4) and  0-11.

       (1) Title of each class of securities to which transaction applies:

       -----------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

       -----------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       ---------------------------------------------------

       (4) Proposed maximum aggregate value
of transaction:

       -------------------------------------------------

       (5) Total fee paid:

       ---------------------------------------------------

     [ ] Fee paid previously, with preliminary materials

     [ ] Check box if any part of the fee is offset
      as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

       ------------------------------------------------

      (2) Form, Schedule or Registration
     Statement No.:

       --------------------------------------------------

      (3) Filing Party:

       -----------------------------------------

      (4) Date Filed:

       --------------------------------------

                             PACIFIC CAPITAL FUNDS

                              NEW ASIA GROWTH FUND
                               3435 STELZER ROAD
                           COLUMBUS, OHIO 43219-3035


                                  May 8, 1997


Dear Shareholder:


     As you may know, Credit Lyonnais
 International Asset Management (HK) Ltd.
("Credit Lyonnais HK"), the investment
sub-adviser to the New Asia Growth Fund
(the "Fund") has entered into an agreement
 under  which its shares and assets
will be acquired by Nicholas-Applegate
 Capital Management (Hong Kong) LLC
("Nicholas-Applegate"). Because of the
 acquisition, it is necessary for the
shareholders of the Fund to approve a new investment sub-advisory agreement between Nicholas-Applegate and Hawaiian
 Trust  Company, Ltd., the Fund's
investment adviser (the "Adviser").


     The following important facts about the
 transaction  are outlined below:

     - The amount of shares you own and
 the advisory fees charged to the Fund
       will not change.

     - The investment objectives of the Fund will remain the same and key employees of Credit Lyonnais HK, who
     will become employees of
       Nicholas-Applegate, will continue to
      manage your Fund as they have in the
       past.

     - You will continue to receive the high
      quality investment management and
       shareholder services that you have come
      to expect since the Fund's
       inception.

     After careful consideration, the Board of
      Trustees of the Fund has
unanimously approved this transaction and
      recommends that you read the enclosed
materials carefully and then vote FOR the proposal.

     Your vote is important. Please take a
      moment now to sign and return your
proxy cards in the enclosed postage paid return envelope.

     Thank you for your cooperation and continued support.

                              Sincerely,


DEBORAH G. PATTERSON
   Senior Vice President, Bank of Hawaii
  Trustee and Chairperson, Pacific
      Capital Funds

          Q&A on reverse side

Q.  WHAT IS HAPPENING?

A.  Credit Lyonnais HK, NOT YOUR FUND,
      has entered into an agreement for its
    business to be acquired by Nicholas-Applegate.
 Importantly, key members of
    Credit Lyonnais HK's management team
 will join Nicholas-Applegate and
    continue to be responsible for managing
the Fund. Consequently, this
    transaction will not result in any
material changes in the portfolio
    management of the Fund.

Q.  WHY AM I BEING ASKED TO
 VOTE ON THIS PROPOSAL?

A.  The Investment Company Act of 1940
requires a vote due to the change of
    ownership of the Fund's investment
sub-adviser. As a result, the Act
    requires the approval of a new investment sub-advisory agreement by the shareholders of the Fund.

Q.  HOW WILL THIS AFFECT ME AS
 A FUND SHAREHOLDER?

A.  Your Fund shares WILL NOT CHANGE.
You will still own the same shares in the
    same Fund. Any expenses you are
 currently charged will not be increased.
The Board expects no change in services
 provided to you since the Fund's
    inception. Key employees of Credit
Lyonnais HK who have been responsible for
    the management of your Fund, and who
will become employees of
    Nicholas-Applegate, will continue to act in the same capacities as before.

Q.  WILL THE INVESTMENT ADVISORY
FEES BE THE SAME?

A.  Yes, the FEES FOR INVESTMENT ADVICE
CHARGED TO YOUR FUND AS A RESULT OF
 THE    NEW SUB-ADVISORY AGREEMENT
 WILL STAY THE SAME.

Q.  HOW DO THE BOARD MEMBERS OF MY
FUND RECOMMEND THAT I VOTE?

A. After careful consideration, the Board of Trustees unanimously recommends that you vote "FOR" the proposal on the
 enclosed proxy card.

Q.  HOW DO I CONTACT YOU?


A.  If you have any questions, please call 800
-258-9232.


                                  PLEASE VOTE
                             YOUR VOTE IS IMPORTANT
                 NO MATTER HOW MANY SHARES OF
 THE FUND YOU OWN

                             PACIFIC CAPITAL FUNDS

                              NEW ASIA GROWTH FUND
                               3435 STELZER ROAD
                           COLUMBUS, OHIO 43219-3035

                        SPECIAL MEETING OF SHAREHOLDERS


                           TO BE HELD ON MAY 19, 1997


                                   10:00 A.M.



     A Special Meeting of Shareholders (the "Meeting") of the NEW ASIA GROWTH
FUND (the "Fund") will be held at 3435 Stelzer Road,
 Columbus, Ohio 43219-3035
on May 19, 1997 at 10:00 a.m. for the following purposes:


     1. To consider and act upon the approval of a new investment sub-advisory agreement between Hawaiian Trust Company,
 Ltd., the investment adviser
        of the Fund, and Nicholas-Applegate
Capital Management (Hong Kong) LLC
        ("Nicholas-Applegate") which will take
 effect upon the closing of the
        acquisition of the stock and assets of
 Credit Lyonnais HK by  Nicholas-Applegate.

     2. To transact such other business as may properly come before the Meeting or any adjournments thereof.


     The Board of Trustees has fixed the close of business on April 25, 1997 as the record date for the determination of
 shareholders of the Fund entitled to
notice of, and to vote at, the Meeting.


 By order of the Board of Trustees


GREGORY T. MADDOX, Secretary

NEW ASIA GROWTH FUND
Columbus, Ohio

May 8, 1997


     IT IS IMPORTANT THAT YOUR SHARES BE
 REPRESENTED AT THE MEETING IN PERSON OR
BY PROXY; IF YOU DO NOT EXPECT TO ATTEND
THE MEETING, PLEASE COMPLETE, DATE,
SIGN AND RETURN THE ENCLOSED PROXY IN
THE ACCOMPANYING POSTAGE PAID RETURN
ENVELOPE PROVIDED FOR YOUR CONVENIENCE.

                             PACIFIC CAPITAL FUNDS

                              NEW ASIA GROWTH FUND
                               3435 STELZER ROAD
                           COLUMBUS, OHIO 43219-3035

  FOR A SPECIAL MEETING OF
 SHAREHOLDERS

                           TO BE HELD ON MAY 19, 1997

                                  800-258-9232

                                  INTRODUCTION


     This Proxy Statement (the "Proxy") is
furnished in connection with the
solicitation by the Board of Trustees (the "Board")
 of Pacific Capital Funds, on
behalf of its series, the New Asia Growth
Fund (the "Fund"), of proxies to be
voted at a Special Meeting of Shareholders
 (the "Meeting") of the Fund to be
held at 3435 Stelzer Road, Columbus, Ohio
 43219-3035 on May 19, 1997 at 10:00
a.m. and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The enclosed proxy and this proxy statement are first being sent to the
 Fund's shareholders on or about
May 9, 1997.



     The costs of preparing, printing, mailing and soliciting the proxies will be borne by Credit
Lyonnais International Asset Management South
 East Asia B.V.(the "Parent"). In addition, certain officers, trustees and employees of the Parent and officers and trustees of the Fund and Hawaiian
Trust Company Ltd.(none of whom will receive
 additional compensation therefor) may
solicit proxies in person or by telephone, telegraph or mail.


     All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwiseas provided therein
 . Unless instructions to the contrary are marked, shares represented by the proxies will be voted
 "FOR" the proposal. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker
"non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficialowner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be
 treated as shares that are present at the Meeting, but not voting in favor of the proposal.
 Any proxy may be revoked at any time prior to the exercise thereof by submitting another proxy bearing a later date or by giving written notice to the Secretary of the Fund at the Fund's address indicated above or by voting in person at the Meeting. The affirmative vote of a majority of the shares as defined under the Investment Company Act of 1940, as amended (the "1940 Act") (a "Majority Vote")
(either 67% of the shares present at the Meeting, if holders of more than 50% of the outstanding shares are present in person or by proxy, or more than 50% of the outstanding shares,
whichever is less) of the Fund is necessary to approve the Fund's new investment sub-advisory agreement.

     The Board knows of no business other than that specifically mentioned in the Notice of Meeting which will be presented for consideration at the Meeting.If any other matters are
 properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.


     The Board has fixed the close of business on April 25, 1997 as the record date (the "Record Date")
for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting or any adjournment thereof.
Shareholders of the Fund on that date will be entitled to one vote on each matter on which they are entitled to vote for each share held and a fractional vote with respect to fractional shares.
At the close of business on the Record Date, the Fund had 1,460,284 outstanding shares in the aggregate, consisting of 1,219,096 Institutional shares and 241,188 Retail shares each with a par value of $.001 per share. The Institutional and Retail shares, which will vote together on the proposal as a single class, comprise the only authorized shares of the Fund.


     The principal executive offices of the Fund are located at 3435 Stelzer Road, Columbus, Ohio
 43219-3035. Hawaiian Trust Company, Ltd., located at
111 S.King Street, Honolulu, Hawaii, 96813, is the Fund's Investment Adviser (the "Adviser").
BISYS Fund Services, located at 3435 Stelzer Road,
Columbus, Ohio 43219-3035 is the Administrator and the principal underwriter for the Fund.

     All information about Credit Lyonnais
International Asset Management (HK) Ltd. ("Credit Lyonnais HK"),
Nicholas-Applegate Capital Management (Hong Kong)
LLC ("Nicholas-Applegate"), their respective affiliates, and their proposed transaction has been supplied by Credit Lyonnais HK and Nicholas-Applegate.

                               PRINCIPAL HOLDERS


     As of April 30, 1997, the following shareholders were known to the Fund toown beneficially 5% or more  of the outstanding shares of the Fund:



                  NAME AND ADDRESS
        SHARES/CLASS           % OWNERSHIP
    --------------------------------------------
 ------------------------     ------------
    Hawaiian Trust Company, Ltd.................
             approximately 176,000/           12%
    Employees' Retirement Plan of Bank of Hawaii
   Institutional Class
    Bank of Hawaii, Human Resources, Dept. #328
    P.O. Box 2900
    Honolulu, Hawaii 96846-6000

    Hawaiian Trust Company, Ltd.................
   approximately 94,000/             6%
    Personal Investment Fund
  Institutional Class
    HTCO International Securities Fund Hawaiian
    Trust Company, Dept. #761 P.O. Box 3170
    Honolulu, Hawaii 96802

    Hawaiian Trust Company, Ltd.................
    approximately 83,000/             6%
    AGT for the Iolani School-Quasi
     Institutional Class
    Endowment Fund-Emerging Markets Investment
    Iolani School-Business Manager 563 Kamoku
    Street Honolulu, Hawaii 96815



     As of April 30, 1997, the Trustees and officers of the Fund as a group beneficially owned less than 1% of the
outstanding shares of the Fund.

                                    PROPOSAL

     TO CONSIDER A NEW SUB-ADVISORY
AGREEMENT FOR THE FUND WHICH WILL TAKE
   EFFECT UPON THE CLOSING OF THE ACQUISITION OF
                                THE SUB-ADVISER

SUMMARY OF THE TRANSACTION


     On February 17, 1997, Credit Lyonnais HK and its parent Credit Lyonnais
International Asset Management South East Asia B.V.
 (the "Parent"), entered into a definitive agreement
(the "Agreement") to sell the shares of Credit Lyonnais
HK to Nicholas-Applegate for $7.4 million in cash and
 for the transfer of all of Credit Lyonnais HK's assets to its new parent company, Nicholas-Applegate (the
"Transaction"). The Transaction is expected to close during the next 90 days;
however, the closing (and the date thereof) is subject to various conditions, including certain foreign regulatory approvals and approval by the shareholders of the Fund of a new investment sub-advisory agreement between the Adviser and Nicholas-Applegate
(the "New Sub-Advisory Agreement"). While shareholder approval is required for Nicholas-Applegate to become the Sub-Adviser, Nicholas-Applegate may waive approval as a condition of closing the Transaction.
After the Closing, Nicholas-Applegate, as successor, will continue to operate out of Credit Lyonnais HK's Hong
 Kong office. Key members of Credit Lyonnais
HK's management team will join Nicholas-Applegate and continue to be responsible for managing the day-to-day affairs of the Fund. Thus, in the view of the Board and Credit Lyonnais HK, the Transaction will not result in any material changes in the portfolio management and investment operations of the Fund.


     Nicholas-Applegate is part of an investment management organization which together manage in excess of U.S. $30 billion through a variety of investment products and services. The Nicholas-Applegate group of companies is headquartered in San Diego, California.

     Pursuant to Section 15 of the 1940 Act,
the Fund's existing investment sub-advisory agreement
 terminates automatically upon its assignment, which is deemed to include any change of control of the investment sub-adviser. Section 15(a) of the 1940 Act prohibits any person from serving as an investment sub-adviser to a registered investment company except pursuant to a written contract that has been approved by the shareholders. Therefore, in order for Nicholas-Applegate to provide investment sub-advisory services to the Fund as of the closing of the Transaction, the shareholders of the Fund must approve the New Sub-Advisory Agreement.

     The Transaction also contemplates that
Credit Lyonnais HK and Nicholas-Applegate and other persons will comply with the requirements of Section 15(f) of the 1940 Act after the Closing. Section 15(f) provides, in pertinent part, that Credit Lyonnais HK and its affiliates may receive any amount or benefit in connection
 with a sale of securities of, or a sale of any other interest in, Credit Lyonnais HK which results in an assignment of an investment sub-advisory contract if (1) for a period of three years after such event, at least 75% of the members of the board of trustees of the investment company which it advises are not "interested persons" (as defined in the 1940
Act) of the new or old investment sub-adviser;
and (2) for a two-year period there is no
 "unfair burden" imposed on the
investment company as a result of the
Transaction. In the Agreement  with Credit Lyonnais
 HK, Nicholas-Applegate and its affiliates have represented and warranted to Credit Lyonnais
HK that they have no express or implied
 understanding or arrangement that would
impose an unfair burden on the Fund
as a result of the Transaction. Nicholas-Applegate
 and its affiliates have agreed to indemnify and hold Credit Lyonnais HK harmless from and against and in respect of any and
all losses arising in connection with the imposition of any unfair burden on the Fund constituting a breach or violation of, or non-compliance with, Section 15(f) of the 1940
Act which is caused by acts or conduct within the control of Nicholas-Applegate and its affiliates.


     The New Sub-Advisory Agreement, if approved by the Fund's shareholders, will commence as of the Closing. Thereafter, the New Sub-Advisory
 Agreement will remain in effect for an initial two year term and will continue in effect thereafter for successive annual periods if and so long as such continuance is specifically approved by (a) the Board
or (b) a Majority Vote of the Fund's shareholders,
 provided that in either event, the continuance also is approved by a majority of the Board who are not "interested persons" by vote cast in person at a meeting called for the purpose of voting on such approval.
If the Closing occurs before the approval by the shareholders, Nicholas-Applegate, as successor entity to Credit Lyonnais
 HK, will manage the assets of the Fund during the interim period according to the current subadvisory agreement. However, any fees which would have been payable to Nicholas-Applegate will be waived by Nicholas-Applegate,
and the Adviser will waive the corresponding
 portion of the investment advisory fee
otherwise payable to it by the Fund
until the approval occurs.


     After careful consideration, the Board
unanimously recommends that shareholders vote "FOR" the New Sub-Advisory Agreement between the Fund and Nicholas-Applegate to replace the current sub-advisory agreement with Credit Lyonnais HK
upon consummation  of the Transaction.
See "Evaluation by the Board" below.

THE NEW INVESTMENT SUB-ADVISER

     Nicholas-Applegate, located (upon the closing of the Transaction) in Hong Kong at Room 604-6,
Three Exchange Square, Connaught Place, Central,
Hong Kong, will serve as the Fund's investment sub-adviser upon approval by the Board and the shareholders. Nicholas-Applegate will manage the Fund's investments, subject to supervision by the Adviser. Members of the committee that is currently responsible for managing the Fund's investment portfolio, including
 Timothy L.Greaton, Robert Brewis,
 David Harding, David Wong,
and Tommy Wong will continue
 to be responsible for the day
to day management of the Fund.

     Nicholas-Applegate Capital Management
 Holdings L.P., a California limited partnership, will act as managing member of the investment sub-adviser (the "Managing Member").
The Managing Member will act
through one or more of its executive officers:
Arthur E. Nicholas, Chairman of the Board;
Tom Waring, President; and Paul Mack,
Vice President.

THE EMPLOYMENT AGREEMENTS


     Upon the Closing, key members of the
Credit Lyonnais HK's investment management team, including certain managers of the committee who manage the Fund's portfolio, will enter into employment and non-compete contracts with Nicholas-Applegate which provide long-term compensation incentives. These keymembers of the management team will continue to have
senior management roles.


THE NEW SUB-ADVISORY AGREEMENT


     Apart from the change in the date and the identity of the sub-adviser, the New
Sub-Advisory Agreement is the same,
 in all material respects, as the
 current sub-advisory agreement, except
 that the New Sub-Advisory Agreement
changes the timing of the fee payment
(as described below) and modifies the
exclusivity provision. The new exclusivity
 provision prohibits  Nicholas-Applegate
fromproviding primary investment
 advisory or sub-advisory services to
 a registered investment company with
 similar investment objectives
or style to the Fund and which offers
 its shares in Hawaii, California, Guam or Arizona but allows Nicholas-Applegate, the

Adviser and the Fund to negotiate a
modification to this provision. Pursuant to
 both the current and New Sub-Advisory
Agreements, although the sub-adviser
intends to devote such time and effort to the business of the Fund as is reasonably necessary to perform its duties to the Fund, the services of the sub-adviser are not otherwise exclusive and the sub-adviser may provide similar services to other clients and may engage in other activities.



     Pursuant to the current sub-advisory
 agreement  between Credit Lyonnais HK
and the Adviser, dated October 29, 1994,
Credit Lyonnais HK has been retained to
manage the investments of the Fund and
 to provide such investment research,
 advice and supervision, in conformity with the Fund's investment objectives and policies, as may be necessary for the
 operations of the Fund. The New
Sub-Advisory Agreement provides the
same authority. The current sub-advisory agreement for the Fund was most recently approved on September 27, 1996. The current sub-advisory agreement and the
New Sub-Advisory Agreement provide
 that the Adviser shall pay to the
 sub-adviser a fee for its services which is equalto .50% of the Fund's average daily net asset value. The current
sub-advisory agreement provides for
such fee to be paid monthly.
For reasons of administrative
convenience, the New Sub-Advisory
 Agreement provides for the fee to
be paid quarterly. For the fiscal year
 ended July 31, 1996, the Adviser paid
Credit Lyonnais HK a fee of $29,567.



     The New Sub-Advisory Agreement
 provides for the furnishing of the
 same sub-advisory services for the same
sub-advisory fees as the current sub-advisory agreement with the Fund. The current sub-advisory agreement provides, among other things, that Credit Lyonnais HK will bear
 all expenses of its employeesand overhead incurred in connection with its duties, and that the Fund will reimburse Credit
Lyonnais HK, if Credit Lyonnais HK
has paid, all direct andindirect costs,
 charges, and expenses of or related to
 transactions involving securities,
commodities and other investments
(including brokerage commissions
and transaction charges). The New
Sub-Advisory Agreement contains the
 same reimbursement provisions.
 A form of the New Sub-Advisory
Agreement, marked toshow changes from
the current sub-advisory agreement is
 attached as Appendix A.


     The current and New Sub-Advisory
Agreements both provide that in
the absence of bad faith, willful
misconduct, gross negligence or
 reckless disregardof its obligations
thereunder, the sub-adviser is not
 liable to the Fund or any of the Fund's
 shareholders for any act or omission
 by the sub-adviser in thesupervision or
management of its respective investment
activities or for any loss sustained
by the Fund or the Fund's shareholders.

     Both the current and New
Sub-Advisory Agreements may
 be terminated at anytime by the Fund,
without the payment of any penalty,
upon the vote of a majority of the
Fund's Board or a majority of the
 outstanding voting securities of the
Fund or by the sub-adviser,
on 30 days' written notice by either
 party to the other.

NICHOLAS-APPLEGATE'S SUB-
ADVISORY COMMITMENTS

     Upon the Closing, Nicholas-Applegate
will act as a sub-adviser to the following fund (in addition to this Fund), assuming approval by the shareholders of such fund:

                                      SIZE OF FUND
           NAME OF FUND
    (AS OF 10/31/96)          COMPENSATION RATE
----------------------------------
 ----------------   -------------------------------
Fremont Emerging Markets Fund.....
     $3.77M        .50% of the average daily net
      assets (waived until the
              earlier of July 1, 1997 or the
          date the adviser reaches
      "breakeven" with respect to the
            fund)

EVALUATION BY THE BOARD


     On May 8, 1997, the independent trustees of the Board met and discussed the
Transaction and its possible effect on
 the Fund and evaluated the New
Sub-Advisory Agreement. In connection with
 the Board's consideration of the
approval of the New Sub-Advisory
Agreement, to become effective upon
 the acquisition of Credit Lyonnais HK by Nicholas-Applegate, Nicholas-Applegate has
made various representations to the Board.
Nicholas-Applegate has represented
that no changes in the portfolio
management of the Fund are expected,
 that key employees of Credit Lyonnais
 HK, who will become employees of
Nicholas-Applegate, will continue
to manage the Fund and that the
resources available to these
employees in performing  their duties
 for the Fund will not be
diminished. The Board also considered
Nicholas-Applegate's assurance that
expenses to be incurred under the New
Sub-Advisory Agreement would not be
greater than those that would be incurred under the current Sub-Advisory
Agreement. The Board considered the level of services that Credit Lyonnais HK has been providing to the Fund. The Board also considered that the New
Sub-Advisory Agreement, including the
 fees payable thereunder, is the same, in all material respects, as the current sub-advisory agreement apart from the change in the date, the identity of the sub-adviser, the modification of the
exclusivity provision, and the change
 in the timing of the fee payments.
Finally, the Board took note of the fact that the costs associated with the approval of the New Sub-Advisory
Agreement will be borne by the Parent. The
Board was advised by its own counsel and considered all information that it determined was relevant to its deliberations.
Based on the foregoing
considerations, the Board concluded that approval of the New Sub-Advisory
Agreement is in the interests of the Fund and its shareholders.


     ACCORDINGLY, AFTER CONSIDERATION
OF THE ABOVE, AND SUCH OTHER FACTORS
ANDINFORMATION AS IT DEEMED RELEVANT,
THE BOARD, INCLUDING ALL OF THE BOARD
 MEMBERS WHO ARE NOT INTERESTED PERSONS
 (AS SUCH TERM IS DEFINED BY THE 1940 ACT),
UNANIMOUSLY APPROVED THE NEW
SUB-ADVISORY AGREEMENT AND VOTED
TO RECOMMEND ITS APPROVAL TO THE
 FUND'S SHAREHOLDERS.

                                 OTHER MATTERS

     The management knows of no other matters which are to be brought before the Meeting. However, if any other matters not now known or determined properly come
before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment on such matters.

      SHAREHOLDER MEETINGS

     Notwithstanding the approval or disapproval of the proposal described above, the Board does not intend to hold annual meetings of shareholders of the
Fund. If a shareholder wishes to present a
 proposal to be included in the proxy
statement for the next meeting of shareholders of the Fund, such proposal must be received by the Fund a reasonable time before the solicitation is to be made.
The Board will call meetings of shareholders of the Fund as may be required under the 1940 Act (such as to approve a new investment advisory agreement for the Fund or to remove a member of the Board) or as they may determine in their discretion.

                REPORTS TO SHAREHOLDERS AND
 FINANCIAL STATEMENTS

     The Fund will furnish, without charge, a copy of the most recent Annual
Report to Shareholders of the Fund. Copies of such
 reports may be obtained by
contacting the Fund in writing at the address on
 the cover of this Proxy, or by
calling 1-800-258-9232.

   Very truly yours,

       DEBORAH G. PATTERSON
          Senior Vice President, Bank of Hawaii

        Trustee and Chairperson, Pacific
              Capital Funds


May 8, 1997

       SUB-ADVISORY AGREEMENT
  PACIFIC CAPITAL NEW ASIA
GROWTH FUND


     AGREEMENT made as of  ____________ ,
1997 between Hawaiian Trust Company,
Ltd. (the "Adviser"), and Nicholas-Applegate Capital
Management (Hong Kong) LLC
("Sub-Adviser").


     WHEREAS, Pacific Capital Funds (the "Trust") is registered as an open-end, diversified management investment company under the Investment Company Act of
1940, as amended (the "1940 Act");


     WHEREAS, the Adviser has been appointed
investment adviser to the Trust's
Pacific Capital New Asia Growth Fund
 (the "Fund"); and


     WHEREAS, the Adviser desires to retain
 Sub-Adviser to assist it in the
provision of a continuous investment program
 for the Fund and Sub-Adviser is
willing to do so;


     WHEREAS, the Board of Trustees of the
 Trust has approved this Agreement,
and Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;


     NOW, THEREFORE, in consideration of
 the premises and mutual covenants
herein contained, it is agreed between the parties hereto as follows:

     1. Appointment.  The Adviser hereby
appoints Sub-Adviser to act as
sub-adviser to the Fund as permitted by
the Adviser's Advisory Agreement with
the Trust pertaining to the Fund. Intending to be legally bound, Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. Sub-Advisory Services. Subject to the supervision of the Trust's Board of Trustees, Sub-Adviser will assist the Adviser in providing a continuous investment program with respect to the foreign component of the Fund's portfolio, including investment research and management with respect to all foreign securities and investments and cash equivalents in the Fund. Sub-Adviser will provide services under this Agreement in accordance with the Fund's
investment objective, policies and
restrictions as stated in the Fund's
prospectus and resolutions of the Trust's
Board of Trustees applicable to the
Fund.

     Without limiting the generality of the
foregoing, Sub-Adviser further
agrees that it:

          (a) will prepare, subject to the Adviser's approval, lists of foreign countries for investment by the Fund and determine from time to time what securities and other investments will
 be purchased, retained or sold for
     the Fund, including, with the assistance of the Adviser, the Fund's investments in futures and forward
 currency contracts;

          (b) will manage in consultation with
 the Adviser the Fund's temporary
     investments in securities;

          (c) will place orders pursuant to its
 investment determinations for
     the Fund either directly with the issuer or with any broker or dealer;

          (d) will not purchase shares of the
Fund for itself or for accounts
     with respect to which it exercises sole
 investment discretion in connection
     with such transactions except as permitted by the Trust's Board of Trustees or by federal, state and local law;

          (e) will manage the Fund's overall
cash position, and determine from
     time to time what portion of the Fund's
assets will be held in different
     currencies;

          (f) will provide the Adviser with
foreign broker research, a quarterly
     review of international economic and
investment developments, and
     occasional "Spot Lights" on international investment issues;

          (g) will attend regular business and
investment-related meetings with
     the Trust's Board of Trustees and the Adviser if requested to do so by the
     Trust and/or the Adviser; and

          (h) will maintain books and records
with respect to the securities
     transactions for the Fund, furnish to the Adviser and the Trust's Board of
     Trustees such periodic and special reports as they may request with respect to the Fund, and provide in advance to the Adviser all reports to the Board of Trustees for examination and review
within a reasonable time prior to
     the Trust's Board meetings.

     3. Covenants by Sub-Adviser. Sub-Adviser agrees with respect to the services provided to the Fund that it:

          (a) will conform with all Rules and
Regulations of the Securities and
     Exchange Commission;

          (b) will telecopy trade information to
the Adviser on the first
     business day following the day of the trade and cause broker confirmations to be sent directly to the Adviser; and

          (c) will treat confidentially and as
proprietary information of the
     Trust all records and other information
relative to the Trust and prior,
     present or potential shareholders, and
will not use such records and
     information for any purpose other than
performance of its responsibilities
     and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval
shall not be unreasonably withheld and
     may not be withheld and will be deemed
granted where Sub-Adviser may be
     exposed to civil or criminal contempt
proceedings for failure to comply,
     when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).


     4. Services Not Exclusive.  Except as
provided herein, the services
furnished by Sub-Adviser hereunder are
deemed not to be exclusive, and nothing
in this Agreement shall (i) prevent
Sub-Adviser from acting as investment
adviser or manager for any other person or
 persons, including other investment
companies, except that the Sub-Adviser
shall not provide primary advisory or
sub-advisory services of any nature to
any registered investment company(a) that has an investment objective or style substantially similar to that of the Pacific Capital New Asia Growth Fund
 ("an Asia Fund") and (b) that offers its shares (or any class thereof) in Hawaii, California, Guam or Arizona.
Notwithstanding the prohibited services
described in the immediately preceding
sentence, in the event that the Sub-Adviser
 wishes to advise or sub-advise
another Asia Fund, it shall notify the Adviser
 and the Trust of such desire,
and, following such notification, the Adviser,
 the Sub-Adviser and the Trust
shall negotiate in good faith (for at least
30 days prior to any notice of
termination submitted arising from a
disagreement on this prohibition), a
modification to this prohibition that wil l allow the Sub-Adviser to provide services to another Asia Fund, such that the economic and other interests of the Adviser, Sub-Adviser and the Trust are adequately addressed or (ii) limit or
restrict Sub-Adviser from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its or their own accounts or for the accounts of others for
whom it or they may be acting; provided,
 however, that Sub-Adviser agrees that
it will not undertake any activities which will adversely affect the performance of its obligations to the Fund under this Agreement.


     5. Portfolio Transactions.  Investment
decisions for the Fund shall be made
by Sub-Adviser independently from those
 for any other investment companies and
accounts advised or managed by Sub-Adviser.
The Fund and such investment
companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on
behalf of the Fund and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Sub-Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund.
To the extent permitted by law, Sub-Adviser
 may aggregate the securities to be
sold or purchased for the Fund with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

     Sub-Adviser shall place orders for
 the purchase and sale of portfolio
securities and will solicit broker-dealers
 to execute transactions in accordance
with the Fund's policies and restrictions
 regarding brokerage allocations.
Sub-Adviser shall place orders pursuant to
 its investment determination for the
Fund either directly with the issuer or with any broker or dealer selected by Sub-Adviser. In executing portfolio transactions and selecting brokers or dealers, Sub-Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors Sub-Adviser deems relevant, including the breadth of the market in the security, the price
of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation,
Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section
28(e) of the Securities Exchange Act of
1934) to or for the benefit of the Fund
 and/or other accounts over which
Sub-Adviser or any of its affiliates
exercises investment discretion.
Sub-Adviser is authorized to pay to a
broker or dealer who provides such
brokerage and research services a
commission for executing a portfolio
transaction for the Fund which is in excess
 of the amount of commission another
broker or dealer would have charged
 for effecting that transaction if
Sub-Adviser determines in good faith
 that such commission was reasonable in
relation to the value of the brokerage
and research services provided by such
broker or dealer, viewed in terms of
either that particular transaction or
Sub-Adviser's overall responsibilities
to the Fund and to the Company. In no
instance will portfolio securities be
 purchased from or sold to Sub-Adviser, or the Fund's principal underwriter, or any affiliated person thereof except as permitted by the Securities and Exchange
Commission.

     6. Books and Records.  In compliance
with the requirements of Rule 31a-3
under the 1940 Act, Sub-Adviser hereby
agrees that all records which it
maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request.
Sub-Adviser further agrees to preserve
for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     7. Expenses.  During the term of this
 Agreement, Sub-Adviser will pay all
expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.


     8. Compensation. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Sub-Adviser will be entitled
to a fee, computed daily and payable quarterly, from Adviser, calculated at the annual rate of 0.50% of the Fund's average daily net assets.


     9. Standard of Care; Limitation of Liability.
Sub-Adviser shall exercise
due care and diligence and use the same skill
 and care in providing its services
hereunder as it uses in providing services to other investment companies, but shall not be liable for any action taken or omitted by Sub-Adviser in performance of services rendered hereunder in the absence of bad faith, willful
misconduct, gross negligence or reckless disregard of its duties.

     10. Reference to Sub-Adviser.  Neither the
Adviser nor any affiliate or
agent of it shall make reference to or use the
 name of Sub-Adviser or any of its
affiliates, or any of their clients, except references concerning the identity of and services provided by Sub-Adviser to the Fund, which references shall not differ in substance from those included in the current registration statement pertaining to the Fund, this Agreement and the Advisory
Agreement between the Adviser and the
 Trust with respect to the Fund, in any
advertising or promotional materials
without the prior approval of Sub-Adviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any affiliate
thereof to satisfy the foregoing obligation.


     11. Duration and Termination.
Unless sooner terminated, this Agreement shall continue until the second anniversary hereof and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if
holders of more than 50% of the outstanding
 shares of the Fund are present in
person or by proxy or (b) more than 50%
of the outstanding shares of the Fund,
provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940
Act) of any party to this Agreement
(the "Disinterested Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval. This
Agreement is terminable at any time
 without penalty, on 60 days' notice, by
Adviser, Sub-Adviser or by the Trust's
Board of Trustees or by vote of the
lesser of (a) 67% of the shares of the
 Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund. This
Agreement will terminate automatically
 in the event of its assignment (as
defined in the 1940 Act).


     12. Amendment of this Agreement.
No provision of Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Fund until approved by the vote of (i) a majority of the
outstanding voting securities of the
 Fund and (ii) a majority of the
Disinterested Trustees cast in person
 at a meeting called for the purpose of
voting on such approval.

     13. Notice. Any notice, advice or report to be given pursuant to this
Agreement shall be delivered or mailed:

         To Sub-Adviser at:


              Nicholas-Applegate Capital
     Management (Hong Kong) LLC

              Room 604-6, Three Exchange Square,

              8 Connaught Place, Central,

              Hong Kong

         To the Adviser at:

              Hawaiian Trust Company
              111 S. King Street
              Honolulu, Hawaii 96813

         To the Trust at:


              c/o BISYS Fund Services


              3435 Stelzer Road


              Columbus, Ohio 43219-3035

     14. Miscellaneous.  The captions in
 this Agreement are included for
convenience of reference only and in
 no way define or delimit any of the
provisions hereof or otherwise affect
their construction or effect. If any
provision of this Agreement shall be
 held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be
affected thereby.

     This Agreement shall be binding
upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the Commonwealth of Massachusetts.

     15. Counterparts.  This Agreement
may be executed in two or more
counterparts, each of which shall be
deemed an original, but all of which
together shall constitute one and
the same instrument.

     16. Personal Liability.  The names
 "Pacific Capital Funds" and "Trustees"
refer respectively to the Trust created
 and to the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and
Declaration of Trust dated as
 of October 30, 1992 to which
reference is hereby made and a copy
of which is on file at the office of
the Secretary of State of The
Commonwealth of Massachusetts
 and elsewhere as required by law, and
to any and all amendments thereto
so filed or hereafter filed. The obligations of "Pacific Capital Funds" entered into in the name or on behalf hereof by any of the Trustees, representatives or agents are made not individually, but in such
capacities, and are not binding upon
 any of the Trustees, shareholders or
representatives of the Trust personally,
 but bind only the assets of the Trust
and all persons dealing with any series
of shares of the Trust must look solely
to the assets of the Trust belonging to
such series for the enforcement of any
claims against the Trust.

     IN WITNESS WHEREOF, the
parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above
written.


  Attest:
HAWAIIAN TRUST COMPANY, LTD.

      By:
---------------------------------------------

   ---------------------------------------------
    Title:
   ---------------------------------------------
  NICHOLAS-APPLEGATE CAPITAL
  MANAGEMENT (HONG KONG) LLC
   By:
    -----------------------------------------
   Name:
---------------------------------------------
     Title:
  ---------------------------------------------
      PACIFIC CAPITAL FUNDS

     By:
         -----------------------------------------
      Name:
  ---------------------------------------------
    Title:
   ---------------------------------------------